MGO Certified Public Accountants

February 9, 2024
Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549 Commissioners:
We have read Item 4.01 of Form 8-K dated February 9, 2024 of Amyris, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
Sincerely,
/s/ Macias Gini & O’Connell LLP

Macias Gini & O’Connell LLP
60 South Market Street, Suite 1500 San Jose, CA 95113

www.mgocpa.com